Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of April 1996
Distribution Date of May 20, 1996

Original Pool Amount                  $424,879,281.80

Beginning Pool Balance                $303,576,213.37
Beginning Pool Factor                       0.7144999

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $9,511,669.05
  Interest Collected                    $2,615,989.01

Additional Deposits:
  Repurchase Amounts                    $3,072,651.59
  Liquidation Proceeds/Recoveries         $260,314.07
Total Additional Deposits               $3,332,965.66

Repos/Chargeoffs                          $725,984.84
Aggregate Number of Notes Charged Off              64

Total Available Funds                  $15,460,623.72

Ending Pool Balance                   $290,265,907.89
Ending Pool Factor                          0.6831727

Servicing Fee                             $252,980.18

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $18,281,348.41
  Target Percentage                              6.00%
  Target Balance                       $17,415,954.47
  Minimum Balance                       $8,922,464.92
  (Release)/Deposit                      $(865,393.94)
  Ending Balance                       $17,415,954.47

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,194,961.92    1,447
    31-60 days                             411,909.33      285
    60+ days                               295,205.45       71

    Total                                2,902,076.70    1,451

  Balances:
    60+ days                             3,924,248.09       71

Memo Item - Reserve Account
  Prior Month                          $18,214,572.80
  + Invest. Income                          66,775.61
  - Transfer to Collections Account              0.00
    Beginning Balance                  $18,281,348.41

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of April 1996

                                                                 NOTES
                                         TOTAL         CLASS A-1      CLASS A-2       CERTIFICATES
Original
 Pool Amount Dist.:                $424,879,281.80  $80,000,000.00  $330,000,000.00  $14,879,281.80
 Distribution Percentages(1)                                 0.00%          100.00%           0.00%
 Coupon                                                     5.900%           6.550%          6.850%

Beginning Pool Balance             $303,576,213.37
Ending Pool Balance                $290,265,907.89
Collected Principal                 $12,584,320.64
Collected Interest                   $2,615,989.01
Charge-Offs                            $725,984.84
Liquidation Proceeds/Recoveries        $260,314.07
Servicing                              $252,980.18
Cash Transfer from Reserve Account           $0.00
  Total Collections Available
    for Debt Service                $15,207,643.54

Beginning Balance                  $303,576,213.37           $0.00  $288,696,931.57  $14,879,281.80

Interest Due                         $1,660,739.98           $0.00    $1,575,804.08      $84,935.90
Interest Paid                        $1,660,739.98           $0.00    $1,575,804.08      $84,935.90
Principal Due                       $13,310,305.48           $0.00   $13,310,305.48           $0.00
Principal Paid                      $13,310,305.48           $0.00   $13,310,305.48           $0.00

Ending Balance                     $290,265,907.89           $0.00  $275,386,626.09  $14,879,281.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.0000000000     0.8345049275    1.0000000000

Total Distributions                 $14,971,045.46           $0.00   $14,886,109.56      $84,935.90

Interest Shortfall                           $0.00           $0.00            $0.00           $0.00
Principal Shortfall                          $0.00           $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)     $0.00           $0.00            $0.00           $0.00

Excess Servicing                       $236,598.08

Beginning Reserve Account Balance   $18,281,348.41
(Release)/Draw                        $(865,393.94)
Ending Reserve Account Balance      $17,415,954.47

Memo Item - Advances:
 Servicer Advances - Current Month      $34,142.43
 Total Outstanding Servicer Advances $5,052,067.29

(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of April 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5                4               3                2                1
                             Dec 1995         Jan 1996        Feb 1996         Mar 1996         Apr 1996

Beg. Pool Balance        $348,084,582.88  $337,956,886.36  $325,764,845.10  $316,103,678.67  $303,576,213.37

A) Loss Trigger:
Principal of Contracts
  Charged off                $435,655.77      $372,049.69      $576,381.41      $420,107.94      $725,984.84
Recoveries                   $462,763.11      $556,075.28      $164,473.54      $540,104.58      $260,314.07

Total Charged off
  (Months 5,4,3)           $1,384,086.87
Total Recoveries
  (Months 3,2,1)              964,892.19
Net Loss/(Recoveries)
  for 3 Mos.                 $419,194.68(a)

Total Balance
  (Months 5,4,3)       $1,011,806,314.34(b)

Loss Ratio [(a/b)(12)]           0.4972%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $3,504,275.94    $3,726,336.87    $3,924,248.09
  As % of Beginning
    Pool Balance                                                  1.07571%         1.17883%         1.29267%
  Three Month Average                                             0.72376%         0.89357%         1.18240%

Trigger:
  Is Average> 2.0%                   No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer